UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2013

Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

We are saddened to report that Fred Schenkel, our Vice President—Manufacturing, passed away on April 6, 2013.

Mr. Schenkel joined Builders FirstSource, Inc. (the “Corporation”) in 1998 when the Corporation acquired Builders Supply and Lumber (“BSL”) from Pulte Home Corporation. He became Vice President of the Corporation in 1999 and was promoted to Vice President—Manufacturing in 2002. In this capacity, he was instrumental in planning and implementing the significant expansion of our truss and wall panel facilities. Mr. Schenkel had more than 30 years of experience managing manufacturing facilities in the industry and, before joining BSL, held such positions as manufacturing manager for The Ryland Group, Inc., Vice President of Manufacturing for Diversified Homes Corporation of Maryland, and plant manager for Regional Building Systems, Inc. Mr. Schenkel held a B.A. in accounting from Saint Bonaventure University.

Item 8.01 Other Events

Lou Davis, who was previously our Director of Manufacturing and Development, has been promoted to Vice President—Manufacturing. He has 40 years of experience in the truss and panel manufacturing business. During his 11 years with the Corporation, Mr. Davis has managed a substantial segment of our truss and wall panel operations and worked closely with Mr. Schenkel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel, and Secretary

Dated: April 11, 2013